SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                 FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                               June 3, 1999
                      -------------------------------
                     (Date of earliest event reported)



                 TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)



   Delaware                     0-21830                       25-1672791
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(State or other              (Commission                  (IRS Employer
 jurisdiction of              File Number)                 Identification No.)
 incorporation)



          980 North Michigan Avenue, Suite 1000,  Chicago, Illinois      60611
-------------------------------------------------------------------------------
                   (Address of principal executive offices)         (Zip Code)



                                 312-280-8844
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)



                    JOHNSTOWN AMERICA INDUSTRIES, INC.
                (Former name, if changed since last report)



ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On June 3, 1999, Transportation Technologies Industries, Inc. (formerly, Johnstown America Industries, Inc.) (the "Company") completed the sale of its freight car operations, including Johnstown America Corporation ("JAC"), Freight Car Services, Inc. and JAIX Leasing Company, to a newly-formed company (the "Buyer") that will operate under the JAC name, pursuant to a previously announced Share Purchase Agreement dated May 10, 1999, as amended on June 3, 1999. The Company received consideration consisting of approximately $103.9 million in cash, contingent additional consideration of $20 million and a 20 percent equity interest in the Buyer. In addition, the Buyer assumed substantially all of the liabilities of the freight car operations, including $14.4 million of debt. The cash consideration received by the Company is subject to working capital adjustments to be settled within 60 days of the closing date.

      Ownership of the Buyer includes preexisting senior management of freight car operations and Camillo M. Santomero, III, a director of the Company; certain of Buyer's financing sources; and the Company.


ITEM 5.     OTHER EVENTS.

      Effective June 14, 1999, the name of the Company was changed from "Johnstown America Industries, Inc." to "Transportation Technologies Industries, Inc."


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

      (a) Financial Statements of Businesses Acquired

            Not applicable.

      (b) Pro Forma Financial Information.

            Unaudited Pro Forma Combining Financial Statements of
            Transportation Technologies Industries, Inc., filed herewith.

      (c)  Exhibits.


2.1 Share Purchase Agreement, dated May 10, 1999, between the Company and the Buyer (incorporated by reference from Exhibit 99.2 to the Company's current report on Form 8-K filed May 12, 1999).

2.2     Amendment No. 1 to the Share Purchase Agreement, dated
        June 3, 1999, between the Company and the Buyer, filed herewith.

99.1 Press Release issued by the Company on June 3, 1999, filed herewith.

99.2 Press Release issued by the Company on June 14, 1999, filed herewith.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Transportation Technologies Industries, Inc.




Date:  June 21, 1999    By:   /s/ Kenneth M. Tallering
                              --------------------------------------------
                                  Kenneth M. Tallering
                                  Vice President, Secretary and
                                  General Counsel



               TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

             UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

The unaudited pro forma combining financial statements of the Company reflect certain consummated transactions as if such transactions had occurred on March 31, 1999 for purposes of the pro forma combining balance sheet and on January 1, 1998 for purposes of the pro forma combining statements of income. The transactions included in the pro forma statements are described below:

o On April 29, 1999, the Company acquired certain net assets of Imperial Group, Inc. (Imperial). The purchase price was approximately $60.1 million consisting of $57.4 million in cash and 156,740 shares of the Company's common stock valued at $2.8 million. The acquisition was accounted for under the purchase method of accounting. The purchase price is subject to a future working capital adjustment to be settled within 60 days of the closing date. The purchase price is also subject to a contingent earn-out of up to $4.0 million, based on the results of Imperial's Washington plant for the 24 months ended April 2000. The
   Company also incurred transaction costs of $0.7 million and issued
   36,500 shares of restricted stock to two Imperial employees valued at $0.6 million, which vest ratably over three years if employment continues.

   The historical results of Imperial included in the accompanying pro forma statements exclude adjustments for the effect of a six month strike at a major customer, start up costs of a new manufacturing plant and other non recurring items which management estimates resulted in a $7.5 million and a $4.3 million reduction in revenue and operating income, respectively, in 1998.

o In conjunction with the acquisition of Imperial, the Company, on April 29, 1999, entered into a new Senior Bank Credit Facility. The new facility is comprised of a $50 million Term A Loan, a $50 million Term B Loan and an undrawn $75 million Revolving Credit Facility. Proceeds were used to finance the Imperial acquisition, to refinance the Company's then outstanding senior bank debt of $36.6 million (resulting in an extraordinary non-cash after tax charge of $1.7 million), and for working capital and other general corporate purposes. The Company incurred and deferred $2.2 million of costs in obtaining the new financing which will be amortized over the term of the related debt (5-6 years).

o  On May 17, 1999, the Company acquired certain net assets of EMI Company
   (EMI) for $18.7 million in cash, subject to a future working capital adjustment to be settled within 60 days of the closing date. The acquisition was accounted for under the purchase method of accounting.

o On June 3, 1999, the Company completed the sale of its freight car operations comprised of three wholly-owned subsidiaries - Johnstown America Corporation, Freight Car Services, Inc., and JAIX Leasing Company. The Company received consideration consisting of approximately $103.9 million in cash, contingent additional consideration of $20 million and a 20 percent equity interest in the Buyer. In addition, the Buyer assumed substantially all of the liabilities of the freight car operations, including $14.4 million of debt. The cash consideration received by the Company is subject to working capital adjustments to be settled within 60 days of the closing date. The 20 percent equity interest in the Buyer is comprised of common and preferred stock, some of which is non-voting. Further, the Company's rights with respect to voting and transferability of its equity interest are limited and, in particular, the Company granted a proxy to vote its equity interest to another shareholder of Buyer under certain circumstances. The sale resulted in a estimated pretax gain of $47.6 million after consideration of estimated transaction costs of $4.0 million and a related pension curtailment loss of $0.3 million. The after-tax gain on the disposition of the Railcar Business, estimated at $24.3 million, will be recorded in the Company's results for the second quarter of 1999. Approximately $2.5 million of additonal gain was deferred due to the Company's continuing interest in the Railcar Business. Proceeds from the $20.0 million contingent additional consideration will be recorded as a gain, if and when collected. Also as a result of the sale, $75.0 million of senior bank debt was paid subsequent to the acquisition which will result in the write off of $1.0 million of deferred financing costs. When the final working capital adjustment is determined, the Company will be required to use any additional after-tax proceeds to pay down additional senior bank debt.

For purposes of the accompanying pro forma combining financial statements, disposition and acquisition related adjustments have been reflected on an estimated basis using the most recent information available. All acquisition related adjustments have been made pursuant to the purchase method of accounting. No assurances can be given that the final determination of the fair value of assets acquired and liabilities assumed by the Company in the acquisitions will not differ from the adjustments presented herein. Such determinations will be made within one year of the related acquisition and are not expected to be materially different from the estimates used herein.

The pro forma combining financial statements do not purport to be indicative of the results that actually would have been obtained had all the transactions been completed as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

The pro forma information presented should be read in conjunction with the consolidated financial statements and related notes of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and in the Company's Form 10-Q for the quarter ended March 31, 1999.

                         TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES
                                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                              As of March 31, 1999
                                                 (In thousands)



                          Transportation             Acquisition                      Disposition
                           Technologies   Acquired   Adjustments           Disposed   Adjustments
                          Industries Inc. Businesses   (Note 1)  Subtotal  Operations   (Note 2)    Total
                           ------------------------------------------------------------------------------
Current Assets:
Cash and cash equivalents     $   36,543  $     98  $(15,365)(a) $ 21,276  $ (6,993) $  28,872(i) $ 43,155
Accounts receivable, net          97,328    13,924         --     111,252   (32,066)        --      79,186
Inventories                       63,512     9,966         --      73,478   (36,840)        --      36,638
Prepaid expenses and other                                                                  --
current assets                    16,261       245         --      16,506      (272)    (4,789)(j)  11,445
                              ---------------------------------------------------------------------------
     Total current assets        213,644    24,233    (15,365)    222,512   (76,171)    24,083     170,124
Property, plant and
equipment, net                   113,088    48,564     (9,620)(b) 152,032   (32,416)        --     119,616
Leasing business assets, net      18,935        --         --      18,935   (18,935)        --         --
Deferred financing costs, net      6,821        --       (562)(c)   6,259      (556)      (964)(k)   4,739
Investment and other assets        1,664       761       (722)(b)   1,703        --         --       1,703
Intangible assets, net           236,280     3,056     29,285 (d) 268,621    (7,109)        --     261,512
                              ----------------------------------------------------------------------------
                              $  590,432  $ 76,614  $   3,016    $670,062 $(135,187)  $ 23,119    $557,994
                              ----------------------------------------------------------------------------
Current Liabilities:
Accounts payable              $   72,640  $ 12,126  $    --      $ 84,766  $(51,899) $  15,523(l) $ 48,390
Accrued expenses and other
payables                          74,402     2,907       (836)(e)  76,473   (21,668)    23,267(m)   78,072
Current maturities of
long-term debt and
  capital lease                      701        --      6,375(f)    7,076      (483)    (4,781)(n)   1,812
                              ----------------------------------------------------------------------------
     Total current liabilities   147,743    15,033      5,539     168,315   (74,050)    34,009     128,274

Long-term debt and capital
  lease, less
  current maturities              43,254        --     56,993(f)  100,247    (5,280)   (70,219)(n)  24,748
JAIX Leasing debt, less
  current maturities               8,586        --         --       8,586    (8,586)        --          --
Senior subordinated notes        182,250        --         --     182,250        --         --     182,250
Deferred income tax
  liabilities                     34,259        --         --      34,259        --     (1,701)(j)  32,558
Other long-term liabilities       48,770       337        653 (b)  49,760   (11,652)       300(o)   38,408
Shareholders' Equity:
Preferred stock                       --        --         --          --        --         --          --
Common stock                         100        --          2 (g)     102        --         --         102
Paid-in capital                   58,655        --      3,403 (g)  62,058        --         --      62,058
Unearned compensation             (1,522)       --       (643)(g)  (2,165)       --         --      (2,165)
Retained earnings                 68,347        --     (1,687)(h)  66,660        --     25,111(p)   91,771
Employee receivables for
stock purchases                      (10)       --         --         (10)       --         --         (10)
-----------------------------------------------------------------------------------------------------------
     Total shareholders'
      equity                     125,570        --      1,075     126,645        --     25,111     151,756
----------------------------------------------------------------------------------------------------------
                              $  590,432  $ 15,370  $  64,260     $670,062 $(99,568) $ (12,500)   $557,994
==========================================================================================================



The accompanying notes to unaudited combining financial statements are an integral part of this statement.


                            TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES
                                  UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                                      For the Three Months Ended March 31, 1999
                                         (In thousands, except per share data)


                          Transportation             Acquisition                      Disposition
                           Technologies   Acquired   Adjustments           Disposed   Adjustments
                          Industries Inc. Businesses   (Note 3)  Subtotal  Operations   (Note 4)    Total
                           ------------------------------------------------------------------------------
Net manufacturing sales       $   295,882 $ 39,399  $    --     $ 335,281 $(178,580)$     --     $156,701
Leasing revenue                     2,478       --       --         2,478    (2,478)      --           --
                              ---------------------------------------------------------------------------
  Total revenue                   298,360   39,399       --       337,759  (181,058)      --      156,701
Cost of sales-manufacturing       248,049   34,955     (204)(a)   282,800  (155,400)      --      127,400
Cost of leasing                     1,406       --       --         1,406    (1,406)      --          --
                              ---------------------------------------------------------------------------
  Gross profit                     48,905    4,444      204        53,553   (24,252)      --       29,301
Selling, general and
  administrative
  expense                          14,360    2,026       54(b)     16,440    (4,925)     701(g)    12,216
Amortization expense                2,098       43       36(c)      2,177      (406)      --        1,771
                              ---------------------------------------------------------------------------
  Operating income                 32,447    2,375      114        34,936   (18,921)    (701)      15,314
Other (income) expense:
Interest expense                    6,952      756      188(d)      7,896         8   (1,701)(h)    6,203
Interest expense-leasing              218       --       --           218      (218)      --           --
Interest income                      (224)     (35)      --          (259)       94       --         (165)
                              ---------------------------------------------------------------------------
  Income before income taxes
   and extraordinary item          25,501    1,654      (74)       27,081   (18,805)   1,000        9,276
Provision for income taxes         10,585       45      (30)(e)    10,600    (7,241)     400(i)     3,759
                              ---------------------------------------------------------------------------
  Income before extraordinary
    item                      $    14,916 $  1,609  $   (44)    $  16,481  $(11,564) $   600     $  5,517
                              ===========================================================================
Basic earnings per share
  before extraordinary item   $      1.50                       $    1.64                        $   0.55
                              ===========                     ===========                         =======
Diluted earnings per share
  before extraordinary item   $      1.47                       $    1.59                        $   0.53
                              ===========                     ===========                         =======
Basic weighted average shares
 outstanding                        9,913               157(f)     10,070                          10,070
                              ===========          =========   ===========                         =======
Diluted weighted average
  equivalents and
  shares outstanding               10,148               193(f)     10,341                          10,341
                              ===========         =========   ===========                         =======


The accompanying notes to unaudited combining financial statements are an integral part of this statement.




                            TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES
                                UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME For
                                          the Year Ended December 31, 1998
                                        (In thousands, except per share data)


                          Transportation             Acquisition                        Disposition
                           Technologies   Acquired   Adjustments             Disposed   Adjustments
                          Industries Inc. Businesses   (Note 3)  Subtotal    Operations   (Note 4)    Total
                           ----------------------------------------------------------------------------------

Net manufacturing sales      $  957,762   $ 136,346        --    $1,094,108  $(524,196)      --      $569,912
Leasing revenue                   8,296          --        --         8,296     (8,296)      --            --
                           ----------------------------------------------------------------------------------
Total revenue                   966,058     136,346        --     1,102,404   (532,492)      --       569,912
Cost of sales-manufacturing     821,005     121,716      (816) a    941,905   (478,053)      --       463,852
Cost of leasing                   4,895          --        --         4,895     (4,895)      --            --
                           ----------------------------------------------------------------------------------
Gross profit                    140,158      14,630       816       155,604    (49,544)      --       106,060
Selling, general and
  administrative
  expense                        53,005       9,374       214(b)     62,593    (16,906)     2,341(g)   48,028
Amortization expense              8,557         519       290(c)      9,366     (1,784)       --        7,582
Gain on sale of leased
  freight cars                   (1,223)         --         --       (1,223)     1,223        --           --
Pension termination gain         (1,688)         --        --        (1,688)       --         --       (1,688)
Patent lawsuit settlement       (16,750)         --        --       (16,750)    16,750        --           --
                           ----------------------------------------------------------------------------------
Operating income                 98,257       4,737       312       103,306    (48,827)  (2,341)       52,138
Other (income) expense:
Interest expense                 31,189       3,070       (80)(d)    34,179     (2,485)  (6,807)(h)    24,887
Interest expense-leasing          1,228          --        --         1,228     (1,228)      --            --
Interest income                  (2,094)         --        --        (2,094)       536       --        (1,558)
                           -----------------------------------------------------------------------------------
Income before income
  taxes and
  extraordinary item             67,934       1,667       392        69,993    (45,650)   4,466        28,809
Provision for income taxes       28,933          80       157(e)     29,170    (16,785)   1,786(i)     14,171
                           ----------------------------------------------------------------------------------
Income before extraordinary
  item                       $   39,001   $   1,587 $     235    $   40,823  $ (28,865) $ 2,680      $ 14,638
                             ===============================================================================
Basic earnings per share
before
  extraordinary item         $     3.96                          $     4.08                          $   1.46
                             ==========                          ==========                          ========
Diluted earnings per share
before
  extraordinary item         $     3.85                          $     3.96                          $   1.42
                             ==========                          ==========                          ========
Basic weighted average shares
  outstanding                     9,838                   157(f)      9,995                             9,995
                             ==========             ============  =========                          ========
Diluted weighted average
equivalents
  and shares outstanding         10,122                   193(f)     10,315                            10,315
                             ==========             ============  =========                          ========

The accompanying notes to unaudited combining financial statements are an integral part of this statement.


       TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES

        NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

NOTE 1.  BALANCE SHEET-ACQUISITION ADJUSTMENTS


(a) Represents the excess of the proceeds from the new bank credit facility ($100.0 million) over the cash purchase price of EMI and Imperial ($76.1 million), acquisition and financing costs paid at closing ($2.1 million), debt retirements ($36.6 million), and related accrued interest ($0.6).

(b) Represents the revaluation of certain Imperial and EMI assets and liabilities to estimated market value and the application of negative goodwill to EMI property as follows (in millions):


     Imperial property, plant and equipment                      $   1.7
     EMI property, plant and equipment                             (11.3)
     Pension assets                                                 (0.7)
     Pension obligations                                             0.7


(c) Represents estimated costs incurred in obtaining the new bank debt facility in conjunction with the Imperial acquisition ($2.2 million), net of the write off of unamortized deferred financing costs associated with the debt retired in the refinancing ($2.8 million).

(d) Represents aggregate purchase price of Imperial ($60.1 million) plus transaction costs ($0.7 million) less the fair market value of the tangible net assets of Imperial ($28.4 million) and the elimination of previously recorded intangible assets ($3.1 million).

(e) Represents the income tax effect (at 40%) of the write off of unamortized deferred financing costs related to retired debt ($1.1 million), plus the payment of accrued interest associated with that debt ($0.5 million), less estimated transaction costs not paid at closing ($0.8 million).

(f) Represents borrowings under the new bank credit facility to fund a portion of the Imperial acquisition and to refinance certain previously existing debt of the Company ($100.0 million), net of debt retired in the refinancing ($36.6 million).

(g) Represents issuance of 156,740 shares of the Company's $0.01 par value common stock as part of the purchase price for Imperial (valued at $2.8 million) and 36,500 shares of restricted common stock issued to Imperial employees (valued at $0.6 million).

(h) Represents the after-tax extraordinary non-cash write-off of unamortized deferred financing costs related to debt retired in the refinancing.


       TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES

        NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS


NOTE 2.  BALANCE SHEET-DISPOSITION ADJUSTMENTS

(i) Represents gross cash proceeds from the sale of the Railcar Business ($103.9 million) less cash used to retire outstanding indebtedness ($75.0 million.)

(j)  Represents the write-off of deferred taxes related to the Railcar
     Business.

(k) Represents the write-off of unamortized deferred financing costs related to debt retired with the proceeds from the sale of the Railcar Business.

(l) Represents estimated amounts due to the buyer of the Railcar Business as a result of purchase price adjustments pursuant to the Share Purchase Agreement as if such adjustments were computed at March 31, 1999. Based on the working capital of the Railcar Business at June 3, 1999, there was no incremental working capital adjustment.

(m) Represents estimated income taxes due on the taxable gain resulting from the sale of the Railcar Business ($19.7 million) less the income tax effect (at 40%) of the write-off of unamortized deferred financing costs ($0.4 million), plus the accrual for estimated transaction costs not paid at closing ($4.0 million.)

(n)  Represents debt retired with proceeds from the sale of the Railcar
     Business.

(o) Represents additional pension liabilities due to the curtailment of several pension plans. In connection with the sale of the Railcar Business, the Company retained certain pension obligations related to the pre-closing period and the related assets.

(p) Represents the after-tax gain on the sale of the Railcar Business ($25.7 million) net of the after-tax extraordinary loss from the write off of unamortized deferred financing costs related to debt retired with the proceeds from that sale ($0.6 million.)


NOTE 3.  INCOME STATEMENT-ACQUISITION ADJUSTMENTS

(a) Represents reduction of depreciation expense resulting from the net decrease in property, plant and equipment upon revaluing such assets and applying negative goodwill realized in the EMI acquisition to such assets.

(b) Represents the amortization of unearned compensation related to restricted stock issued in conjunction with the Imperial acquisition.

(c) Represents amortization of acquired intangible assets over a forty year life, net of the elimination of previously recorded amortization of EMI and Imperial intangible assets.

(d) Represents interest related to $100.0 million of debt incurred in the refinancing, net of eliminated interest related to EMI and Imperial debt not acquired in the acquisitions and Company debt retired in the refinancing (in thousands):

                                          Three Months
                                             Ended            Year Ended
                                         March 31, 1999    December 31, 1998
                                      ---------------------------------------

 Interest on $100.0 million at 7.5%               $  1,875           $  7,500
 Related deferred financing cost
  amortization                                          99                396
 EMI and Imperial historical interest                 (756)            (3,070)
 Interest on Company retired debt                     (810)            (3,238)
 Related deferred financing cost
  amortization                                        (220)            (1,668)
                                      ---------------------------------------
                                                  $    188         $      (80)
                                      =======================================



(e)  Income taxes related to above adjustments at an assumed rate of 40%

(f) Represents 156,740 shares of the Company's common stock issued in the Imperial acquisition plus, for diluted shares, 36,500 shares of restricted common stock issued to Imperial employees.


NOTE 4.  INCOME STATEMENT-DISPOSITION ADJUSTMENTS


(g) Add back to continuing operations of certain corporate administrative expenses which have been allocated to and are reflected in the Railcar Business operating result. These amounts represent the portion of the $0.9 million and 3.3 million of corporate costs allocated to the Railcar Business during the three months ended March 31, 1999 and the year ended December 31, 1998, respectively, which management estimates would not have been incurred had the Railcar Business sold in January 1998.

(h) Elimination of interest expense (including amortization of related deferred financing costs) assuming the use of $75.0 million of net after-tax proceeds from the sale of the Railcar Business to reduce outstanding debt.

(i)  Income taxes related to the above adjustments at an assumed tax rate of
     40%



                               EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

2.1 Share Purchase Agreement, dated May 10, 1999, between the Company and the Buyer (incorporated by reference from Exhibit 99.2 to the Company's current report on Form 8-K filed May 12, 1999).

2.2               Amendment No. 1 to the Share Purchase
                  Agreement, dated June 3, 1999, between the Company and the Buyer.

99.1              Press Release issued by the Company on June 3, 1999.

99.2              Press Release issued by the Company on June 14, 1999.